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                                                                      Exhibit 15


                     ACKNOWLEDGMENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
DATATRAK International, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of DATATRAK International, Inc. for the registration of 2,114,766 common shares of our reports dated April 24, 2001 and July 25, 2001 relating to the unaudited condensed consolidated interim financial statements of DATATRAK International, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

                              /s/ Ernst & Young LLP

Cleveland, Ohio
January 29, 2002